SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 25, 1997


                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

        WYOMING                          0-6814               83-0205516
-----------------------------       ---------------       ----------------------
(State or other                     (Commission            (I.R.S. Employer
jurisdiction of                      File No.)             Identification No.)
incorporation)


Glen L. Larsen Building
877 North 8th West
Riverton, WY                                                     82501
---------------------------------------------------       ----------------------
(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code:  (307) 856-9271


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)




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Item 5. OTHER EVENTS

a) At a special meeting of the Board of Directors of registrant held on November 25, 1997, Keith G. Larsen was elected to fill the vacancy on the Board created by the resignation of former U. S. Senator Alan K. Simpson who assumed the position of chairman of registrant's Advisory Board. At the meeting, John L. Larsen resigned as president and retained his positions as registrant's Chairman of the Board and Chief Executive Officer. Keith G. Larsen, John L. Larsen's son, was also appointed as President and Chief Operating Officer to answer directly to the Chairman and the Board of Directors.

b) The registrant and its subsidiaries Crested Corp. and Plateau Resources Limited entered into a letter of intent with an underwriter to raise sufficient funds to acquire Kennecott Uranium Company's interest in the uranium joint venture known as the Green Mountain Mining Venture ("GMMV"). This letter of intent is to comply with a condition of the June 23, 1997 Acquisition Agreement ("Agreement") between Kennecott and registrant and its subsidiaries, which required the delivery of such letter of intent by December 1, 1997 so that the $4,000,000 advanced to registrant and Crested Corp. by Kennecott on June 23, 1997, would be nonrefundable. Pending the closing of the Agreement, Kennecott is advancing up to an additional $16,000,000 to the GMMV to compensate registrant and Crested in running two declines at GMMV's underground Jackpot uranium mine on the south side of Green Mountain in south-central Wyoming; completing the mine's infrastructure, and to perform various work in obtaining an operating license for GMMV's nearby 3,000 ton per day uranium mill.

      As previously reported on Form 8-K and in registrant's Form 10-K for fiscal year ended May 31, 1997, the Agreement permitted the registrant, in lieu of closing the transactions under the Agreement by December 1, 1997, to obtain by that date a letter of intent from a recognized investment banking firm to complete an underwritten public offering of the registrant's securities (or of the securities of an entity formed by the registrant to acquire Kennecott's interest in the GMMV), in an amount sufficient to close the Agreement transactions (estimated by the registrant at approximately $40 million). This letter of intent in effect allows the registrant, as contemplated and permitted by the Agreement, until October 30, 1998 to close the Agreement transactions.

      Final terms of the financing, including the total funds to be raised (which would close the Agreement transactions and provide working capital for mine and mill work), the identification of the issuer of the securities to be sold to raise the financing, the percentage ownership of such issuer by the registrant and its affiliated companies, and other terms, have not been agreed upon as of the date of this Form 8-K Report. Such final terms and the expected timing of the financing will be set forth in a registration statement which is anticipated to be filed in connection with the financing in the first calendar quarter of 1998.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         U. S. ENERGY CORP.



Dated:  December 9, 1997          By:      /S/ DANIEL P. SVILAR
                                         ---------------------------------------
                                         Daniel P. Svilar, Assistant Secretary


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